Exhibit 4.2

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

AMONG

STEVEN M. MARIANO,

JOHN R. DEL PIZZO,

PENNANTPARK INVESTMENT CORPORATION,

PENNANTPARK FLOATING RATE CAPITAL LTD.,

PENNANTPARK SBIC II LP,

PENNANTPARK CREDIT OPPORTUNITIES FUND LP

and

PATRIOT NATIONAL, INC. (f/k/a OLD GUARD RISK SERVICES, INC.)

Dated as of January 5, 2015

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of January 5, 2015, is entered into among Steven M. Mariano (the “Majority Stockholder”), John R. Del Pizzo (the “Minority Stockholder”), PennantPark Investment Corporation, a Maryland corporation (“PennantPark”), PennantPark SBIC II LP, a Delaware limited partnership (“PennantPark SBIC”), PennantPark Floating Rate Capital Ltd., a Maryland corporation (“PennantPark FRC”) and PennantPark Credit Opportunities Fund LP, a Delaware limited partnership (“PennantPark COF,” and together with PennantPark, PennantPark SBIC and PennantPark FRC, the “PennantPark Entities,” and each, a “PennantPark Entity,” and the PennantPark Entities together with the Minority Stockholder, the “Investors” and each, an “Investor”) and Patriot National, Inc. (f/k/a Old Guard Risk Services, Inc.), a Delaware corporation (the “Company,” and together with the Investors, the “Parties,” and each, a “Party”).

AGREEMENT

WHEREAS, (i) PennantPark owns a warrant (the “PennantPark Warrant Agreement”) to purchase up to 48,949 shares of Common Stock (which can be adjusted upwards under the terms of the PennantPark Warrant Agreement), and any other securities issued in respect thereof or into which such shares or other securities shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any other recapitalizations after the date of this Agreement (the “PennantPark Warrant Shares”), which PennantPark Warrant Agreement shall be exercisable at any time in whole or in part prior to the Expiration Time (as such terms is defined in the PennantPark Warrant Agreement), (ii) PennantPark SBIC owns a warrant (the “PennantPark SBIC Warrant Agreement”) to purchase up to 13,983 shares of Common Stock (which can be adjusted upwards under the terms of the PennantPark SBIC Warrant Agreement), and any other securities issued in respect thereof or into which such shares or other securities shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any other recapitalizations after the date of this Agreement (the “PennantPark SBIC Warrant Shares”), which PennantPark SBIC Warrant Agreement shall be exercisable at any time in whole or in part prior to the Expiration Time (as such terms is defined in the PennantPark SBIC Warrant Agreement), (iii) PennantPark FRC owns a warrant (the “PennantPark FRC Warrant Agreement”) to purchase up to 7,403 shares of Common Stock (which can be adjusted upwards under the terms of the PennantPark FRC Warrant Agreement), and any other securities issued in respect thereof or into which such shares or other securities shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any other recapitalizations after the date of this Agreement (the “PennantPark FRC Warrant Shares”), which PennantPark FRC Warrant Agreement shall be exercisable at any time in whole or in part prior to the Expiration Time (as such terms is defined in the PennantPark FRC Warrant Agreement) and (iv) PennantPark COF owns a warrant (the “PennantPark COF Warrant Agreement,” and together with the PennantPark Warrant Agreement, PennantPark SBIC Warrant Agreement and PennantPark FRC Warrant Agreement, the “Warrant Agreements”) to purchase up to 3,702 shares of Common Stock (which can be adjusted upwards under the terms of the PennantPark COF Warrant Agreement), and any other securities issued in respect thereof or into which such shares or other securities shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any other recapitalizations after the date of this Agreement (the “PennantPark COF Warrant Shares,” and together with the PennantPark Warrant Shares, PennantPark SBIC Warrant Shares and PennantPark FRC Warrant Shares, the “Warrant Shares”), which PennantPark FOC Warrant Agreement shall be exercisable at any time in whole or in part prior to the Expiration Time (as such terms is defined in the PennantPark FOC Warrant Agreement);

WHEREAS, the Majority Stockholder owns 1,023,477.68 shares of Common Stock (the “Majority Shares”) and the Minority Stockholder owns 6,331.46 shares of Common Stock (the “Minority Shares”);

WHEREAS, the Company and the PennantPark Entities are parties to that certain Amended and Restated First Lien Term Loan Agreement, dated as of August 6, 2014, by and among the Company, Patriot Services, Inc., Patriot Risk Services, Inc., Forza Lien, Inc., Contego Investigative Services, Inc., Contego Services Group, LLC and Patriot Captive Management, Inc. as Borrowers, Guarantee Insurance Group, Inc. (f/k/a Patriot National Insurance Group, Inc.), Patriot Underwriters, Inc., Guarantee Underwriters, Inc., Carriers and Technology Solutions, Inc., Patriot Recovery Services, Inc., Patriot Claim Services, Inc., Six Points Ventures III, LLC and Contego Recovery, LLC, as Guarantors, the PennantPark Entities as Lenders and U.S. Bank National Association, as Collateral Agent (the “Loan Agreement”);

WHEREAS, the Parties are party to that certain Stockholders Agreement, dated as of November 27, 2013, by and among the Parties (the “Existing Stockholders Agreement”);

WHEREAS, the Parties desire to amend and restate the Existing Stockholders Agreement in connection with a proposed Public Offering; and

WHEREAS, the Parties desire to establish certain terms and conditions concerning the relationship among them.

NOW, THEREFORE, in consideration of the promises, the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the parties hereto agrees as follows:

Section 1. Definitions. For purposes of this Agreement the following terms have the indicated meanings:

“Affiliate,” “An Affiliate of,” or “Person Affiliated with,” a specified Person shall mean (i) in the case of an individual, such Person’s spouse and lineal descendants (whether natural or adopted) and any trust, family limited partnership or family limited liability company formed and maintained primarily or solely for the benefit of such Person, such Person’s spouse and/or such lineal descendants, (ii) in the case of any Person, a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under Common Control with, the person specified.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are open for the conduct of their commercial banking business.

“Common Stock” means the Company’s common stock, $0.001 par value per share.

“Consents” means all consents, notices, authorizations, novations, Orders, waivers, approvals, licenses, accreditations, certificates, declarations, filings or expiration of waiting periods, non-objection or confirmation by a rating agency that an action or event will not result in the reduction or withdrawal of a rating.

“Constituent Documents” means, with respect to any Person that is a corporation, its articles or certificate of incorporation (for the avoidance of doubt, including any certificates of designation with respect to capital stock of such Person), corporate charter or memorandum and articles of association, as the case may be, and bylaws, with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document, and with respect to any other Person, its comparable organizational documents, in each case, as amended or restated.

“Contract” means any written or oral contract, agreement, lease, license, indenture, note, bond, mortgage, loan, instrument, conditional sale contract, guarantee commitment or other arrangement, understanding, undertaking or obligation.

“Control” (including the terms Controlling, Controlled by and under Common Control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers of such Person.

“Equity Interest” means any type of equity ownership in an entity, including partnership interests in a general partnership or limited partnership, membership interests in a limited liability company, stock or similar security (and any option, warrant, right or security, including debt securities, convertible, exchangeable or exercisable thereto or therefor) in a corporation or the comparable instruments for any other entity or any other interest entitling the holder thereof to participate in the profits of such entity, the proceeds or the disposition of such entity or any portion thereof or to vote for the governing body of such entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Group” means (a) the spouse and descendants (by birth or adoption) of a Member; (b) any custodian of a custodianship for and on behalf of a Member or his spouse or descendants (by birth or adoption); or (c) any trustee of a trust solely for the benefit of a Member or his spouse or descendants (by birth or adoption).

“Governmental Approvals” means all Consents of a Governmental Authority required in connection with the transactions contemplated hereby.

“Governmental Authority” means any foreign, federal, state or local governmental, judicial, legislative, regulatory or administrative agency, commission or authority, and any court, tribunal or arbitrator(s) of competent jurisdiction, including Self-Regulatory Organizations.

“Investors” means John R. Del Pizzo, PennantPark, PennantPark SBIC, PennantPark FRC and PennantPark COF.

“Law” means any statute, code, Order, law, ordinance, rule, regulation or other requirement of any Governmental Authority (including, for the sake of clarity, common law).

“Lien” means any lien, pledge, encumbrance, mortgage, deed of trust, security interest, equity, claim, lease, license, charge, option, adverse right, right of first or last negotiation, offer or refusal, easement or transfer restriction of any kind or nature whatsoever, whether arising by agreement, operation of Law or otherwise.

“Loan Agreement” has the meaning assigned to such term in the Preamble. “Losses” has the meaning assigned to such term in Section 5(f).

“Lock-up Agreement” means that certain Lock-up Agreement, dated January 5, 2015, by and among the Company, the PennantPark Entities, the Independent Underwriter, the Selling Stockholders and the other underwriters each as named therein.

“Member” means any Person that holds securities of the Company.

“Order” means any judgment, order, injunction, stipulation, decree, writ, doctrine, ruling, assessment or arbitration award or similar order of any Governmental Authority.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, trust or an incorporated organization or association or other form of business enterprise or a governmental entity.

“Public Offering” shall mean the completion of a sale of Common Stock pursuant to a registration statement which has become effective under the Securities Act, excluding registration statements on Form S-4, S-8 or similar limited purpose forms, occurring after the date of this Agreement.

“Registrable Securities” shall mean all Shares held by any Members or Warrant Shares (including Warrant Shares that have not yet been issued under the Warrant Agreements); provided, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement (other than a registration statement on Form S-8) with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) a registration statement on Form S-8 with respect to such securities shall have become effective under the Securities Act, (c) such securities shall have been sold under a Rule 144 Transaction, or (d) such securities have ceased to be outstanding.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 433” means Rule 433 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Self-Regulatory Organization” means each national securities exchange in the United States of America or other commission, board, agency or body that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which any Party or any of their respective Subsidiaries is otherwise subject.

“Shares” means shares of Common Stock, shares issuable upon the exercise of any stock options or other rights to acquire shares of capital stock, convertible stock, warrant, option, right or other equity security (within the meaning of the Securities Act) of the Company, regardless of class, and, as used in relation to any stockholder, means any and all of the shares of the capital stock, and any other equity security, of the Company, regardless of class, owned by that stockholder, and whether now or hereafter owned, including, without limitation, shares of capital stock and other equity securities beneficially owned by the stockholder.

“Subsidiary” means any corporation, trust, general or limited partnership, limited liability company, limited liability partnership, firm, company or other business enterprise which is Controlled by the Company through direct ownership of the stock or other proprietary interests of such business enterprise or indirectly through the ownership of stock or other proprietary interests in one or more other business enterprises which are connected with the Company by means of one or more chains of business enterprises that are connected by ownership of stock or other proprietary interests.

“Third Party” means any Person other than the Company, its Subsidiaries, the Investors and each of such Person’s respective members, directors, officers and Affiliates.

“Third Party Consents” means all required consents from, waivers by, or notices to, any Person (other than a Governmental Authority) to any Contract to which any of the Parties hereto is a party or by which any of their respective assets or properties are bound.

“Transfer” means any sale, transfer, conveyance, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law). The terms “Transferee,” “Transferred” and other forms of the word “Transfer” shall have correlative meanings.

Section 2. Representations and Warranties of the Company. The Company represents and warrants to the Investors as of the date hereof that:

(a) The Company is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware with all requisite power and authority required to conduct its business as presently conducted.

(b) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all requisite corporate action of the Company. No other action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement.

(c) Schedule A hereto sets out a complete and accurate list as of the date hereof of (i) the authorized and outstanding Common Stock of the Company, (ii) the ownership of such Common Stock, and (iii) any Equity Interests in the Company owned by, or awarded to, any Person.

(d) This Agreement has been duly executed and delivered by the Company, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and (ii) general principles of equity, regardless of whether enforcement is sought in equity or at Law.

(e) The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations under this Agreement: (i) does not violate any provision of the Constituent Documents of the Company; and (ii)(A) does not conflict with or violate any Law applicable to the Company or any part of the properties or assets of the Company, (B) does not require the Consent of any Person, violate, result in the termination or acceleration of or of any right under, give rise to or modify any right or obligation under (whether or not in combination with any other event or circumstance), or conflict with, breach or constitute a default under (in each case with or without notice, the passage of time or both), any Contract to which the Company is a party or by which any of its properties or assets is bound, (C) does not result in the creation or imposition of any Lien on any part of the properties or assets of the Company, (D) does not violate any Order binding on the Company or any part of its properties or assets, and (E) does not otherwise require any Governmental Approvals or any Third Party Consents.

Section 3. Transactions with Related Persons. The Company shall establish and maintain processes in respect of the review, evaluation, approval and disclosure of transactions with “related persons” (as such term is used in Item 404 of Regulation S-K under the Securities Act) consistent with (i) the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC pursuant thereto and (ii) the applicable rules of the New York Stock Exchange or other securities exchange on which the Common Stock is listed.

Section 4. Transfer of PennantPark Entity Shares.

(a) Any PennantPark Entity may Transfer to one or more Persons at any time, without the consent of the Company or the other Investors, all or any portion of the Shares held by such PennantPark Entity.

(b) Notwithstanding anything to the contrary herein, the rights and obligations of each PennantPark Entity hereunder are personal to such PennantPark Entity and shall not be assigned, by operation of law or otherwise, except to a Person that would be a stockholder after giving effect to the Transfer. Prior to or in connection with the Transfer of any Shares owned by any PennantPark Entity to an Affiliate of such PennantPark Entity, such PennantPark Entity shall deliver to the Company a “statement of adhesion” pursuant to which such new stockholder confirms its agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the PennantPark Entity.

(c) For the avoidance of doubt, (i) any Transfer of Shares pursuant to a registration statement or Rule 144 or to any Person that is not an Affiliate of a PennantPark Entity (other than a Person not Affiliated with a PennantPark Entity that is acquiring all or substantially all of such PennantPark Entity’s Shares pursuant to Section 4(b)) shall be free and clear of the restrictions contained in this Agreement and the transferee shall not acquire any rights under this Agreement and (ii) any Transfer of Shares pursuant hereto shall be subject to the terms of the Lock-up Agreement.

Section 5. Registration Rights. For purposes of this Section 5 the terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

(a) Piggyback Registration. If, at any time the Company determines to register any of its Shares for its own account or for the account of others under the Securities Act in connection with the Public Offering of such Shares, the Company shall, at each such time, promptly give each Investor a written notice of such determination no later than 10 calendar days before its filing with the SEC; provided, that registrations relating solely to Shares to be offered by the Company (or other Person for whose account the registration is made) in connection with any acquisition or stock option or stock purchase or savings plan or any other benefit plan shall not be subject to this (a). Upon the written request of any Investor received by the Company within ten (10) calendar days after the giving of any such notice by the Company, the Company shall use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities of such Investor that it has requested be registered. If the underwriters of the proposed sale of Registrable Securities determine that inclusion of all of the Registrable Securities requested to be included in such sale would adversely affect the sale of Shares by the Company, then the Company will include in such registration only the number of Registrable Securities which in the opinion of such underwriters would not adversely affect such sale in the following order: first, the Shares of the Company, and second, the Registrable Securities requested to be included by any Investor pro-rata based on the number of Registrable Securities which each of them requested be included in such registration.

(b) Obligations of the Company. Whenever required under Section 5(a) to use its commercially reasonable efforts to effect the registration of any Registrable Securities, the Company shall comply with the applicable provisions of the Securities Act and provide the requesting Investors with all notices, documents and other rights provided to any other holders of Registrable Securities relating to such registration.

(c) Expenses of Registration. All expenses incurred by the Company in connection with a registration pursuant to Section 5(a) (excluding underwriters’ discounts and commissions, which shall be borne by the sellers), including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company. The Company shall promptly deliver to each Investor, without charge, as many copies of each prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Investor may reasonably request. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling Investor in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

(d) Underwriting Requirements. In connection with any registration of Registrable Securities under the Warrant Agreements, the Company will, if requested by the underwriters for any Registrable Securities included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to such distributions, including, without limitation, provisions relating to indemnification and contribution. Each Investor participating in the Public Offering shall be a party to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall be also made to and for the benefit of the Investors. Such representations and warranties will be limited to matters that relate to the Investors, such as due organization, authorization, no violation, title and ownership and investor status.

(e) Indemnification. In the event my Registrable Securities are included in a registration statement under this Section 5, the Company shall provide the Investors with indemnification and contribution rights that it provides to any other holders of Shares relating to such registration.

(f) Suspension of Sales. Each Investor agrees that, upon receipt of written notice from the Company of the happening of any event which results in the prospectus included in any registration statement filed pursuant to the terms of this Agreement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, it will treat such information as confidential, will immediately discontinue the disposition of Registrable Securities pursuant to such registration statement until its receipt of the copies of a revised prospectus and, if so directed by the Company, each Investor will deliver to the Company all copies, other than permanent file copies then in the Investors’ possession, of the most recent prospectus covering such registered Shares at the time of receipt of such notice. The Company shall indemnify and hold harmless each Investor, the officers, directors, agents, partners, members, stockholders and employees of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable Law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any registration Statement, any prospectus or any form of prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Investor furnished in writing to the Company by such Investor expressly for use therein.

(g) Market Stand-Off Agreement. The Investors agree not to sell, make any short sales of or otherwise Transfer or dispose of any Shares of the Company held by such Investor (other than the Shares included in the applicable registration statement or shares purchased in the public market after the effective date of registration) or any interest or future interest therein during such period (not to exceed one hundred eighty (180) calendar days) as may be requested by the Company or the underwriters following the effective date of a registration statement of the Company filed under the Securities Act, which includes Shares to be sold on the Company’s behalf to the public in an underwritten offer.

Section 6. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 7. Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 8. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and transferees permitted by this Agreement, including an holder who takes in accordance with Section 4(b) in each case so long as such Persons hold Shares or are a holder (as such term is defined in the Warrant Agreements).

Section 9. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 10. Remedies. The Parties shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Parties may, in their sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any legal proceedings seeking to enforce any rights or obligations under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs in connection with such proceeding from the non-prevailing party.

Section 11. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or sent by facsimile (confirmed in writing) or sent by reputable overnight courier service for next-day delivery (charges prepaid) to the Company or the Stockholders at their respective addresses set forth below, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, on the date of transmission if sent by confirmed facsimile (or on the next business day if transmission is not made on a business day or prior to 5:00 p.m. local time of the recipient) or on the next business day after deposit with a reputable overnight courier service.

If to the Company,	Patriot National, Inc. (f/k/a Old Guard Risk Services, Inc.)
addressed to:	401 E. Las Olas Blvd., Suite 1650
Fort Lauderdale, FL 33301
Attention: Christopher Pesch, General Counsel
Fax: (954) 333-5376

With a copy to:	Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Lesley Peng, Esq.
Facsimile: (212) 455-2502

If to the PennantPark Entities,	PennantPark Investment Corporation
addressed to:	590 Madison Avenue, 15th Floor
New York, NY 10022
Attention: Whit Williams
Telecopy Number: (212) 905-1075

PennantPark SBIC II LP
590 Madison Avenue, 15th Floor
New York, NY 10022
Attention: Whit Williams
Telecopy Number: (212) 905-1075

PennantPark Floating Rate Capital Ltd.,
590 Madison Avenue, 15th Floor
New York, NY 10022
Attention: Whit Williams
Telecopy Number: (212) 905-1075

PennantPark Credit Opportunities Fund LP
590 Madison Avenue, 15th Floor
New York, NY 10022
Attention: Whit Williams
Telecopy Number: (212) 905-1075

With a copy to:	Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, NY 10022
Attention: Joshua Tinkelman
Telecopy Number: (212) 751-4864

If to the Stockholders,	Steven M. Mariano
addressed to:	To the last mailing address on file
with the Company.

John R. Del Pizzo
To the last mailing address on file
with the Company.

With a copy to:	Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Lesley Peng, Esq.
Facsimile: (212) 455-2502

Section 12. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION.

Section 13. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably consents and agrees that any action, suit or proceeding arising in connection with any disagreement, dispute, controversy or claim, in whole or in part, arising out of, related to, based upon or in connection with this Agreement or the subject matter hereof shall be brought only in the courts of the State Courts of the State of New York, New York County or the United States District Court located in the State of New York, New York County, (b) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of forum non conveniens or otherwise. Each party hereby (i) consents to service of process in any such action in any manner permitted by New York law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11, shall constitute good and valid service of process in any such action, and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

Section 14. Termination. This Agreement may be terminated in writing by the Parties.

Section 15. Effectiveness. This Agreement shall be effective upon execution and delivery by the Parties hereto, but the terms and provisions of this Agreement shall not become operative, and the Existing Stockholder Agreement shall be and remain in full force and effect, until the occurrence of a Public Offering; provided, however, if such Public Offering fails to occur prior to six months from the date hereof, the terms and provisions of the Existing Stockholders Agreement shall be and remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The COMPANY:

PATRIOT NATIONAL, INC., (f/k/a Old Guard Risk Services, Inc.) a Delaware corporation

By:	/s/ Christopher A. Pesch
	Name:	Christopher A. Pesch
	Title:	Executive Vice President & General Counsel

PENNANTPARK INVESTMENT CORPORATION,

By:	/s/ Arthur H. Penn
	Name:	Arthur H. Penn
	Title:	Chief Executive Officer

PENNANTPARK SBIC II LP

By:	/s/ Arthur H. Penn
	Name:	Arthur H. Penn
	Title:	Manager of PennantPark SBIC GP II, LLC, General Partner of PennantPark SBIC II LP

PENNANTPARK FLOATING RATE CAPITAL LTD.

By:	/s/ Arthur H. Penn
	Name:	Arthur H. Penn
	Title:	Chief Executive Officer

PENNANTPARK CREDIT OPPORTUNITIES FUND LP

By:	/s/ Arthur H. Penn
	Name:	Arthur H. Penn
	Title:	Managing Member of PennantPark Capital, LLC, the General Partner of the Fund

[Signature Page to Stockholders Agreement]

STOCKHOLDERS

By:	/s/ Steven M. Mariano
	Name:	Steven M. Mariano

By:	/s/ John R. Del Pizzo
	Name:	John R. Del Pizzo

[Signature Page to Stockholders Agreement]